UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2018, the Company entered into separately negotiated Note Exchange Agreements (each a “Note Exchange Agreement”) with certain Note Offering Purchasers (as defined below) whereby each such Note Offering Purchaser exchanged the 10% Convertible Note (each a “Note” and collectively, the “Notes”), that such Note Offering Purchaser had initially obtained from the Company on November 5, 2014, December 9, 2014, or December 31, 2014, in return for an aggregate of 226,288 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). In the aggregate, $169,714.79 principal amount and accrued interest of Notes were exchanged and cancelled as a result of these transactions.

As of March 31, 2018, $245,000 aggregate principal amount of the Company’s 10% Convertible Notes remained outstanding and, as a result of the transactions discussed above, to date $125,000 aggregate principal amount of Notes remain outstanding.

The Notes were issued to several accredited investors (each a “Note Offering Purchaser”) during the period from November 2014 through February 2015, and involved the sale of Notes and certain warrants offered with the Notes, (the “Note Offering Warrants”). The Notes initially were scheduled to mature, and Note Offering Warrants were initially exercisable through, September 15, 2015; on August 13, 2015, however, the Company elected, pursuant to the terms of the Notes, to extend the maturity date of the Notes to September 15, 2016, and to issue extension Warrants on and as of September 15, 2015. Concurrently with that election, the Company extended the term of the Note Offering Warrants to September 15, 2016. All of the Note Offering Warrants and extension Warrants have expired by their terms. A copy of the Purchase Agreement, including the form of Note and form of Warrant, used in the Note Offering was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed November 12, 2014.

This description of the Note Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Note Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1. The Company may subsequently enter into similar exchanges with other holders of Notes, although no assurance can be provided that this will occur.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The purchasers of shares of Common Stock sold in the exchanges described above made representations to the Company that they met the accredited investor definition of Rule 501 of the Securities Act, and the Company relied on such representations. The offer and sale of the shares of Common Stock in the exchanges were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. The offering of the shares of Common Stock in the exchanges were made to existing security holders of the Company and were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1*	Form of Note Exchange Agreement.

* filed herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2018	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer